As filed with the Securities and Exchange Commission on June 15, 2001
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          __________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          __________________________

                              SANDISK CORPORATION
            (Exact name of registrant as specified in its charter)

                   Delaware                              77-0191793
         (State or other jurisdiction        (IRS Employer Identification No.)
       of incorporation or organization)

                               140 Caspian Court
                              Sunnyvale, CA 94089
              (Address of principal executive offices) (Zip Code)

                          __________________________

SANDISK CORPORATION SPECIAL STOCK OPTION PLAN (As Amended and Restated February
                                   23, 2000)
                           (Full title of the Plans)

                          __________________________

                                Dr. Eli Harari
                     President and Chief Executive Officer
                              SanDisk Corporation
                               140 Caspian Court
                             Sunnyvale, CA  94089
                    (Name and address of agent for service)
                                (408) 542-0500
         (Telephone number, including area code, of agent for service)

                          __________________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                             Proposed          Proposed
                                                     Amount to be      Maximum Offering   Maximum Aggregate     Amount of
     Title of Securities to be Registered            Registered(1)    Price per Share(2)  Offering Price(2)  Registration Fee
--------------------------------------------        ---------------  -------------------- -----------------  ----------------
SanDisk Corporation Special Stock Option Plan
---------------------------------------------
(As Amended and Restated February 23, 2000)
------------------------------------------
Common Stock, $0.001 par value                     2,000,000 shares         $25.91         $51,820,000.00       $12,955.00

                                                   2,000,000 shares                           Aggregate         $12,955.00
                                                                                           Registration Fee
====================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SanDisk Corporation Special Stock Option Plan (As Amended and Restated February 23, 2000) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on June 11, 2001, as reported by the Nasdaq National Market.

                                    PART II

              Information Required in the Registration Statement


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

               SanDisk Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001;

          (b) The Registrant's Quarterly Report for the quarter ended March 31, 2001, filed with the Commission on May 8, 2001;

          (c) The Registrant's Registration Statement on Form 8-A and Form 8-A12G filed with the Commission on September 8, 1995, and April 28, 1997, respectively, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock and the Registrant's Series A Junior Participating Preferred Stock (the "Preferred Stock") and the associated rights of certain Common Stock holders to purchase the Preferred Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide for permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. However, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. However, this provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for payment of dividends or approval of stock repurchases and redemptions that are unlawful under Delaware law and for actions leading to improper personal benefit to the director. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

  Exhibit Number         Exhibit
  --------------         -------------------------------------------------------

       4.1               Instruments Defining the Rights of Stockholders.
                         Reference is made to Registrant's Registration Statements on Form 8-A and Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
       5.1               Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1               Consent of Ernst & Young LLP, Independent Accountants.
      23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
      24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
      99.1 SanDisk Corporation Special Stock Option Plan (As Amended and Restated February 23, 2000).
      99.2               Form of Notice of Stock Option Grant
      99.3               Form of Stock Option Agreement

Item 9.  Undertakings
         ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Special Stock Option Plan (as Amended and Restated February 23,
2000).

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 15 day of June, 2001.

                                   SanDisk Corporation


                                   By: /s/ Frank Calderoni
                                       -----------------------------------------
                                       Frank Calderoni
                                       Chief Financial Officer and Senior Vice
                                       President, Finance and Administration


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of SanDisk Corporation, a Delaware corporation, do hereby constitute and appoint Dr. Eli Harari and Frank Calderoni, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                Date
---------                   -----                                ----

/s/ Eli Harari              President, Chief Executive Officer   June 15, 2001
-----------------------     and Director
Eli Harari                  (Principal Executive Officer)



/s/ Frank Calderoni         Chief Financial Officer and          June 15, 2001
-----------------------     Senior Vice President, Finance
Frank Calderoni             and Administration
                            (Principal Financial and Accounting
                            Officer)

/s/ William V. Campbell     Director                             June 15, 2001
-----------------------
William V. Campbell


/s/ Catherine P. Lego       Director                             June 15, 2001
-----------------------
Catherine P. Lego


/s/ Alan F. Shugart         Director                             June 15, 2001
-----------------------
Alan F. Shugart

                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                              SANDISK CORPORATION

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      ------
     4.1            Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement on Form 8-A and Form 8A-12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
     5.1            Opinion and consent of Brobeck, Phleger & Harrison LLP
    23.1            Consent of Ernst & Young LLP, Independent Accountants.
    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
    24.1            Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
    99.1            SanDisk Corporation Special Stock Option Plan (As Amended
                    and Restated February 23, 2000).
    99.2            Form of Notice of Stock Option Grant
    99.3            Form of Stock Option Agreement